Exhibit 3.2

ARTICLES SUPPLEMENTARY

GETTY REALTY CORP.

GETTY REALTY CORP., a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland in Baltimore County, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to Sections 3-802(c) and 3-802(d)(2)(ii) of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board”), by resolution duly adopted at a meeting duly called and held by the Board of Directors, prohibited the Corporation from electing to be subject to the provisions of Section 3-803 of the MGCL, unless such election is first approved by the stockholders of the Corporation by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors.

SECOND: The foregoing election is made by resolution of the Board of the Corporation, and stockholder approval is not required for the filing of these Articles Supplementary.

THIRD: The undersigned President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation, and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer of the Corporation acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President Chief Executive Officer and attested to by its Executive Vice President, General Counsel and Secretary on this 24th day of February, 2022.

ATTEST:	GETTY REALTY CORP.

/s/ Joshua Dicker	By: /s/ Christopher J. Constant
Name: Joshua Dicker Title: Executive Vice President, General Counsel and Secretary	Name: Christopher J. Constant Title: President and Chief Executive Officer

Signature Page to Articles Supplementary for Getty Realty Corp.